Exhibit 10.13
CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), is entered into by Holliday GP Corp., a corporation organized under the laws of Delaware (“Holliday GP”), Holliday Fenoglio Fowler, L.P., a Texas limited partnership (“HFF LP”) and HFF Securities L.P., a Delaware limited partnership (“HFFS”, together with HFF LP, the “Partnerships”) on one hand and the signatory hereto (the “Indemnitee”) on the other.
     WHEREAS, the Indemnitee currently serves as a member of the Board of Directors or as an officer of HFF, Inc., a Delaware corporation (“HFF”);
     WHEREAS, HFF is a holding company and its sole assets are, through its wholly-owned subsidiary HFF Partnership Holdings LLC (“Holdings LLC”), partnership units in the Partnerships and all of the outstanding shares of Holliday GP;
     WHEREAS, HFF, after reasonable investigation, has determined that the liability insurance coverage presently available to HFF may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected and HFF believes that the interests of HFF and its stockholders would best be served by a combination of such insurance and the indemnification by HFF of the directors and officers of HFF;
     WHEREAS, HFF’s Certificate of Incorporation requires HFF to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “Indemnification Obligations”). The Certificate of Incorporation also expressly provides that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between HFF and its directors and officers with respect to indemnification;
     WHEREAS, the Board of Directors has determined that the contractual provisions set forth herein are not only reasonable and prudent but also promotes the best interests of HFF and its stockholders;
     WHEREAS, HFF desires and has requested Indemnitee to serve or continue to serve as a director or officer of HFF free from undue concern for unwarranted claims for damages arising out of or related to such services to HFF; and
     WHEREAS, Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of HFF on the condition that he or she is ensured that HFF will possess the resources of the Partnerships to meet the Indemnification Obligations if and when they arise;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:
     1.1. Distributions. To the extent funds are legally available for distribution, each of the Partnerships hereby agrees and covenants to, and Holliday GP hereby agrees and covenants to cause the Partnerships to, make distributions, in accordance with each of their respective partnership agreements, to HFF, through Holdings LLC, sufficient in aggregate amount for HFF to meet any and all of HFF’s Indemnification Obligations with respect to the Indemnitee as and when such amounts are necessary.
     1.2. Other Agreements. Each of the Partnerships hereby agrees and covenants not to, and Holliday GP hereby agrees and covenants to cause the Partnerships not to, enter into any agreement with a third party that would impede or adversely affect the Partnerships’ ability to fulfill their obligations in Section 1.1 above.
     1.3. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other Parties.
     1.4. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such State’s laws and principles regarding the conflict of laws.
     1.5. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
     1.6. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the Parties.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

HOLLIDAY GP CORP.

By:

Name: John H. Pelusi, Jr.
Title:

HOLLIDAY FENOGLIO FOWLER, L.P.,
BY HOLLIDAY GP CORP., ITS GENERAL PARTNER

By:

Name: John H. Pelusi, Jr.
Title:

HFF SECURITIES L.P. ,
BY HOLLIDAY GP CORP., ITS GENERAL PARTNER

By:

Name: John H. Pelusi, Jr.
Title:

INDEMNITEE

Name: